Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-188811 on Form S-8 of Axiall Corporation of our report dated June 24, 2014, appearing in this Annual Report on Form 11-K of Eagle US 2 LLC Employee Savings Plan for Salaried Employees for the periods ended February 1, 2014 and December 31, 2013.

/s/ Babush, Neiman, Kornman & Johnson, LLP

Atlanta, Georgia

June 24, 2014